Exhibit 17(a)

                               Form of Proxy Card


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                  FMI SASCO CONTRARIAN VALUE FUND, A SERIES OF

                             FMI MUTUAL FUNDS, INC.
                              225 EAST MASON STREET
                           MILWAUKEE, WISCONSIN 53202

                   PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
                                 OCTOBER 7, 2004

                                      PROXY

         The undersigned shareholder of the FMI Sasco Contrarian Value Fund (the "Merging Series"), a series of FMI Mutual Funds, Inc. (the "FMI Company"), revoking any and all previous proxies heretofore given for shares of the Merging Series held by the undersigned ("Shares"), does hereby appoint Philip R. McLoughlin and Matthew A. Swendiman, and each and any of them, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Merging Series to be held on October 7, 2004 at 56 Prospect Street, Hartford, Connecticut and at any and all adjournments thereof, with respect to all shares of the Merging Series for which the undersigned is entitled to provide instructions or with respect to which the undersigned would be entitled to provide instructions or act with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth below. Any proxies heretofore given by the undersigned with respect to said meeting is hereby revoked.

         To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope. Prompt voting by shareholders will avoid the costs associated with further solicitation.

         This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified in the squares provided, the undersigned's vote will be cast "FOR" the Proposal. If no direction is made for the Proposal, this proxy will be voted "FOR" the Proposal.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST WHICH
                      RECOMMENDS A VOTE "FOR" THE PROPOSAL


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                                                                                                    ACCOUNT NUMBER:
                                                                                                            SHARES:
                                                                                                        CONTROL NO:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:[X]

                       KEEP THIS PORTION FOR YOUR RECORDS
                       DETACH AND RETURN THIS PORTION ONLY

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOTE ON PROPOSAL

REORGANIZATION OF FUND

     1.  To consider and act upon a proposal to approve the Agreement and              For     Against     Abstain
         Plan of Reorganization, dated October 7, 2004, and the                        [ ]       [ ]         [ ]
         transactions it contemplates, including (a) the transfer of all or substantially all of the assets of the FMI Sasco Contrarian Value
         Fund, a series of the FMI Mutual Funds, Inc., to Phoenix Mid-Cap
         Value Fund, a series of Phoenix Equity Trust in exchange solely for shares of the corresponding class of the Phoenix Mid-Cap Value
         Fund and the assumption by the Phoenix Mid-Cap Value Fund of all known liabilities of the FMI Sasco Contrarian Value Fund and (b)
         the distribution of the shares of the Phoenix Mid-Cap Value Fund so received to shareholders of the FMI Sasco Contrarian Value Fund in complete liquidation of the FMI Sasco Contrarian Value Fund.


     TO TRANSACT SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL REGISTERED SHAREHOLDERS SHOULD SIGN THIS PROXY; BUT IF ONE SHAREHOLDER SIGNS, THIS SIGNATURE BINDS THE OTHER SHAREHOLDER(S). WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE, GUARDIAN, OR CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

     THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER(S) AT ANY TIME PRIOR TO THE SPECIAL MEETING OF THE SHAREHOLDERS.


     ___________________________________________________________________


     ___________________________________________________________________

     Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date
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